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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2004

BUTLER MANUFACTURING COMPANY
(Exact name of registrant as specified in its charter)

DELAWARE	001-12335	44-0188420
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1540 Genessee Street
P.O. BOX 419917
Kansas City, Missouri 64102
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (816) 968-3000

Item 1.  Changes in Control Of Registrant.

        Effective April 27, 2004, Butler Manufacturing Company, a Delaware corporation ("Butler") merged with and into BSL Acquisition Corporation, a Delaware corporation ("BSL") and an indirect wholly-owned subsidiary of BlueScope Steel Limited, a corporation organized under the laws of Australia ("BlueScope"). The merger was effected pursuant to an Agreement and Plan of Merger dated as of February 15, 2004 among Butler, BSL and BlueScope (the "Merger Agreement") and became effective upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware on April 27, 2004.

        Under the terms of the Merger Agreement, BSL merged with and into Butler, and Butler became privately held by BlueScope. The common stock of Butler has been delisted from trading on the New York Stock Exchange. Butler stockholders will receive $22.50 per outstanding share of Butler common stock upon presentation of appropriate documentation to the paying agent. Prior to the merger, Butler had approximately 6,334,382 shares of common stock issued and outstanding. As of March 19, 2004, the record date for the Butler stockholder meeting held on April 27, 2004, the merger was valued at approximately $143 million, plus the assumption of debt.

        The Merger Agreement is incorporated herein by reference to Butler's Current Report on Form 8-K previously filed on February 17, 2004. A copy of the press release issued by Butler on April 27, 2004 is attached hereto as Exhibit 99.2.

Item 7.  Financial Statements and Exhibits.

(c)  Exhibits.

99.1	Agreement and Plan of Merger, dated February 15, 2004, among Butler Manufacturing Company, BlueScope Steel Limited, and BSL Acquisition Corporation (previously filed on February 17, 2004, as Exhibit 99.1 to the Company's Current Report on Form 8-K, and incorporated herein by reference).
99.2	Press Release, dated April 27, 2004.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 27, 2004	BUTLER MANUFACTURING COMPANY
/s/ Larry C. Miller
	By:	Larry C. Miller
	Its:	Vice President—Finance and Chief Financial Officer
/s/ John W. Huey
	By:	John W. Huey
	Its:	Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Agreement and Plan of Merger, dated February 15, 2004, among Butler Manufacturing Company, BlueScope Steel Limited, and BSL Acquisition Corporation (previously filed on February 17, 2004, as Exhibit 2.1 to the Company's Current Report on Form 8-K, and incorporated herein by reference).
99.2	Press Release, dated April 27, 2004.

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SIGNATURE
EXHIBIT INDEX